UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective September 2, 2014, Thomas D. Allen, Interim Chief Financial Officer of Novatel Wireless, Inc. (the “Company”), resigned from his position with the Company due to the appointment of Michael Newman as Executive Vice President and Chief Financial Officer, as described below.

(c) and (e)

On September 2, 2014, the board of directors of the Company (the “Board”) appointed Michael Newman to serve as Executive Vice President and Chief Financial Officer of the Company. As Executive Vice President and Chief Financial Officer of the Company, Mr. Newman will perform the functions of principal financial officer and principal accounting officer.

Mr. Newman, age 45, previously served as Executive Vice President, Chief Financial Officer of Websense, Inc., a Delaware corporation (“Websense”), from April 2012 until July, 2013 (and served in a transitional role from July 2013 until October 2013), as interim Chief Financial Officer of Websense from September 2011 until April 2012 and as Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of Websense from December 2010 until September 2011. From August 2007 to December 2010, Mr. Newman served as Websense’s Senior Vice President, General Counsel and Corporate Secretary and, from September 2002 to August 2007, he served as Websense’s Vice President and General Counsel. From April 1999 to September 2002, Mr. Newman served in the legal department of Gateway, Inc., a publicly-traded personal computer manufacturer, and prior to that, Mr. Newman practiced as an attorney with Cooley LLP and Latham & Watkins LLP, two of California’s leading law firms. Mr. Newman received his B.S. in Business Administration from Georgetown University, and a J.D. from Harvard Law School.

The Company has entered into an offer letter agreement with Mr. Newman (the “Offer Letter”), pursuant to which Mr. Newman will be entitled to receive an annual base salary of $300,000 as compensation for his services as Executive Vice President and Chief Financial Officer. Commencing with calendar year 2015, $210,000 of Mr. Newman’s annual base salary will be payable in cash, and the remaining $90,000 of Mr. Newman’s annual base salary will be payable through the issuance of restricted stock units (“RSUs”) which will vest in 12 equal monthly installments from the date of grant; provided, however, that beginning in calendar year 2016, Mr. Newman will have the right to elect to receive his full annual base salary in cash. For calendar year 2014, Mr. Newman was granted $30,000 in RSUs which will vest in four equal monthly installments over the course of the remaining 2014 calendar year. Mr. Newman will also have the opportunity to receive a $150,000 bonus, to the extent that the Board determines that the Company has achieved certain performance goals during the period from July 1, 2014 through March 31, 2015, and for subsequent periods commencing on April 1, 2015, Mr. Newman will be eligible to receive an annual bonus targeted at 50% of his annual base salary, based on the achievement of criteria to be established by the Compensation Committee of the Board.

Upon the commencement of his employment with the Company, Mr. Newman was granted an equity award consisting of 225,000 RSUs which will vest in three equal installments on each of the first three anniversaries of Mr. Newman’s start date and options to purchase 175,000 shares of the Company’s common stock with a per share exercise price equal to $2.25 (with1/3 of the option shares vesting after one year and the remaining 2/3 vesting in equal monthly installments over the next two years thereafter). The vesting of all RSUs and options will be subject to Mr. Newman’s continued employment with the Company through each such applicable vesting date.

The Company has also entered into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Newman which provides that in the event of a Covered Termination during a Change in Control Period or in Contemplation of a Change in Control that actually occurs (each as defined in the Severance Agreement), Mr. Newman will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. In addition, all of Mr. Newman’s outstanding equity awards, other than Compensatory RSUs (as defined in the Severance Agreement), will automatically become vested and, if applicable, exercisable, and Mr. Newman and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In addition, in the event of a Covered Termination that occurs before the earliest of (i) the one-year anniversary of the date that a permanent Chief Executive Officer is appointed by the Board, (ii) the date that the current Interim Chief Executive Officer is appointed by the Board to serve as the permanent Chief Executive Officer or (iii) the 18-month anniversary of the effective date of the Severance Agreement, other than during a Change in Control Period, Mr. Newman will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to 50% of this then-current annual base salary and a prorated bonus for the fiscal year in which the termination occurs. In addition, Mr. Newman’s outstanding equity awards that vest solely based on his continued employment, other than Compensatory RSUs, will automatically become vested and, if applicable, exercisable, to the extent that such awards would have vested had he continued his employment with the Company through the next applicable vesting date. Mr. Newman and his covered dependents will also be entitled to certain healthcare benefits for a period of up to nine months.

There are no arrangements or understandings between Mr. Newman and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Newman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and the Severance Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, effective September 2, 2014, by and between the Company and Michael Newman.

10.2	Change in Control and Severance Agreement, effective September 2, 2014, by and between the Company and Michael Newman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: September 3, 2014	By:	/s/ Alex Mashinsky

Alex Mashinsky
Interim Chief Executive Officer